Exhibit 99.1

News Release

Media Contact:	Ron Rogers	Investor Contact:	Scott Gleason
	(801) 584-3065		(801) 584-1143
	rrogers@myriad.com		sgleason@myriad.com

Myriad Announces Retirement of James Evans, Chief Financial Officer

SALT LAKE CITY, Utah, June 9, 2014 – Myriad Genetics, Inc. (NASDAQ: MYGN) announced today that James Evans, chief financial officer of Myriad, has notified the Company of his intent to retire in order to attend to family health issues. To ensure a smooth transition, Evans will continue as the Company’s CFO until a replacement can be found. Myriad will engage a leading executive search firm to conduct a national search and will consider both internal and external candidates for the position.

“Jim and I have worked closely together for nineteen years, and he has been a valued member of the Myriad leadership team. Jim has made outstanding contributions during a period of significant growth and transformation for our company,” said Peter D. Meldrum, president and CEO of Myriad. “Jim leaves Myriad a stronger company that is well positioned to deliver value to our shareholders long term. He will be missed, and we wish him and his family the very best.”

“Working at Myriad has been a wonderful experience. I have had the privilege of seeing history in the making as Myriad discovered the first major genes for a common disease and launched its life-saving test BRACAnalysis. Along the way, I worked with truly outstanding colleagues,” said Evans. “I leave Myriad with fond memories, and knowing that the Company is positioned for exceptional growth as its best years still lay ahead.”

Evans joined Myriad in 1995 as corporate controller and was promoted to vice president of Finance in July of 2005. In November of 2007, he was named chief financial officer, a position he has held for the last seven years. He played a major role in driving the execution of Myriad’s acquisitions of Rules Based Medicine and Crescendo Biosciences, its international expansion and in designing the Company’s capital structure to enhance shareholder returns, including Myriad’s share repurchase program.

About Myriad Genetics

Myriad Genetics is a leading molecular diagnostic company dedicated to making a difference in patients’ lives through the discovery and commercialization of transformative tests to assess a person’s risk of developing disease, guide treatment decisions and assess risk of disease progression and recurrence. Myriad’s molecular diagnostic tests are based on an understanding of the role genes play in human disease and were developed with a commitment to improving an individual’s decision making process for monitoring and treating disease. Myriad is focused on strategic directives to introduce new products, including companion diagnostics, as well as expanding internationally. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

Safe Harbor

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the announced retirement of the Company’s CFO; the timing and process for the identification, selection and replacement of the Company’s CFO; and the Company’s strategic directives under the caption “About Myriad Genetics.” These “forward-looking statements” are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic tests and companion diagnostic services may decline or will not continue to increase at historical rates; risks related to changes in the governmental or private insurers reimbursement levels for our tests; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and companion diagnostic services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and companion diagnostic services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and companion diagnostic services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities; risks related to public concern over our genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire; risks related to increased competition and the development of new competing tests and services; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents; risks related to changes in intellectual property laws covering our molecular diagnostic tests and companion diagnostic services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad undertakes no duty to update this information unless required by law.

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